Exhibit 21.1

Washington Prime Group Inc. and Washington Prime Group, L.P.
List of Subsidiaries*
As of December 31, 2017

Jurisdiction
Washington Prime Group Inc. has the following subsidiaries:
Washington Prime Group, L.P.	Indiana
Washington Prime Group, L.P. has the following subsidiaries:
Masterventure Limited Partnership	Indiana
Washington Prime Acquisition, LLC	Indiana
Washington Prime Management Associates, LLC	Indiana
WPG Management Associates, Inc.	Indiana
WPG Subsidiary Holdings I, LLC	Maryland
WPG-OC General Partner, LLC	Delaware
WPG-OC Limited Partner, LLC	Delaware
WPG-OC New Limited Partner, L.P.	Delaware
Washington Prime Properties LLC has the following subsidiaries:
Washington Prime Property Limited Partnership	Delaware
WPG Management Associates, Inc. has the following subsidiaries:
WPG-OC General Partner II, LLC	Delaware
WPG-OC JV II, L.P.	Delaware
WPG-OC JV III, L.P.	Delaware
WPG-OC JV V, L.P.	Delaware
WPG-OC Limited Partner II, LLC	Delaware
WPG Subsidiary Holdings I, LLC has the following subsidiaries:
Washington Prime Properties, LLC	Delaware
Washington Prime Property Limited Partnership	Delaware
WPG-OC General Partner II, LLC has the following subsidiaries:
WPG-OC JV IV, L.P.	Delaware
WPG-OC JV VI, L.P.	Delaware
WPG-OC General Partner III, LLC has the following subsidiaries:
WPG-OC JV IV, L.P.	Delaware
WPG-OC JV VI, L.P.	Delaware
WPG-OC General Partner, LLC has the following subsidiaries:
WPG-OC JV, L.P.	Delaware
WPG-OC New Limited Partner, L.P.	Delaware
WPG-OC New Limited Partner, L.P. has the following subsidiaries:
WPG-OC General Partner III, LLC	Delaware
*Omits name and subsidiaries that as of December 31, 2017 were not, in the aggregate, “significant subsidiaries.”